UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2009

(Date of Report: Date of earliest event reported)

Reflect Scientific, Inc.

(Exact name of registrant as specified in its charter)

Utah

000-31377

87-0642556

                 (State or other jurisdiction                (Commission File Number)                         (IRS Employer ID No.)

                        of incorporation)

1270 South 1380 West, Orem, Utah 84058

 (Address of principal executive office)

Registrant's telephone number, including area code: (801) 226-4100

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 29, 2009, our 12% Senior Convertible Debentures (the “Debentures”) became due and payable.  As of June 29, 2009, there were $2,300,000 in outstanding Debentures.  We currently do not have the funds to pay these Debentures, and as such, the Debentures are now in default.  Additionally, one of the conditions of the Debentures required we maintain an effective registration statement covering interest shares and warrants related to the Debentures.  The registration statement covering such shares is no longer effective, which would also trigger an event of default.  The law firm that filed the registration statement is in the process of updating it by filing a post-effective amendment to the registration statement containing our current financial statements.  As of the date of this Current Report, the registration statement has still not been refiled.

We are actively working to renegotiate the terms of these Debentures or obtain capital to pay the Debentures in full and continue to have ongoing discussions with the existing Debenture holders in that regard; as a result of the default on these Debentures, the mandatory default provisions will go into effect which will increase overall indebtedness to the greater of (a) 130% of the outstanding principal amount of this Debenture, plus 100% of all accrued and unpaid interest hereon or (b) the outstanding principal amount of these Debentures, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (b) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and all other amounts, costs, expenses and liquidated damages due in respect of these Debentures.  As a result of the Mandatory Default Amount provisions, we would owe a minimum of approximately $2,990,000 at this time.

Without the consent of the Debenture holders to restructure these Debentures, extend their term or raise capital to pay off these Debentures, our operations would be materially impacted, and the Debenture holders could conceivably have the ability to force us into involuntary bankruptcy.  If such action occurs, it is likely that shareholders would suffer a substantial impairment or loss in the value of their respective shareholdings.  We continue to work to avoid such an outcome, but cannot say if we will be successful in our endeavors.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Reflect Scientific, Inc.

By: /s/ Kim Boyce

Date: June 30, 2009

      Kim Boyce, Chief Executive Officer